EXHIBIT 99.1
WEBMD REPORTS SECOND QUARTER RESULTS
REVENUE, INCOME BEFORE TAXES, NON-CASH AND OTHER ITEMS AND NET INCOME
IN LINE WITH COMPANY GUIDANCE AND ANALYSTS’ CONSENSUS ESTIMATES
WEBMD CORPORATION TO BE RENAMED EMDEON CORPORATION

ELMWOOD PARK, NJ (August 4, 2005) — WebMD Corporation (NASDAQ: HLTH) today announced financial results for the three months ended June 30, 2005.
WebMD Corporation Now Operating As Emdeon Corporation
In a separate release issued today, WebMD Corporation announced that it is now operating under the name Emdeon Corporation. Emdeon’s ticker symbol will remain HLTH. WebMD Corporation is changing its corporate name in order to avoid confusion with its subsidiary, WebMD Health, which is expected to trade separately on NASDAQ under the symbol WBMD following its planned initial public offering of 10% to 14% of its equity. The Company made this decision because the WebMD name is more closely associated with WebMD Health and its Web sites than with its other businesses.
The Company’s segments will be known as Emdeon Business Services, Emdeon Practice Services, WebMD Health and Porex. The implementation of operational and branding use of the name Emdeon will begin immediately. At the Annual Meeting of Stockholders to be held on September 29, 2005, the Company will seek approval of an amendment to its Certificate of Incorporation to change its legal name from WebMD Corporation to Emdeon Corporation.
Kevin Cameron, Chief Executive Officer of Emdeon Corporation, stated: “While our name is changing, our mission and goals remain the same. We intend to continue to work, on behalf of our payer, vendor and provider customers, to improve both the financial and clinical aspects of healthcare delivery. At the core of our vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable financial and clinical knowledge at the right time and place and to improve healthcare quality.”
Key Financial Highlights
Revenue for the second quarter was $322.6 million compared to $281.9 million a year ago, an increase of 14.4%. Income before taxes, non-cash and other items for the second quarter was $45.8 million or $0.13 per share compared to $30.0 million or $0.09 per share a year ago. Income before taxes, non-cash and other items for the second quarter includes approximately $3.6 million, or $0.01 per share, of charges primarily related to severance and recruiting expenses within the

WebMD Health segment, which was not previously included in our guidance or analysts’ consensus estimates for the quarter. Net income for the second quarter was $16.2 million or $0.05 per share compared to $5.8 million or $0.02 per share a year ago.
As of June 30, 2005, Emdeon had approximately $511 million in cash and short and long-term marketable debt securities.
Mr. Cameron continued, “I am pleased with our results for the second quarter and with the progress we are making across our businesses. While we still have much to do, it is gratifying to see that the planning and hard work to improve our operating infrastructure is beginning to yield benefits.”
Segment Operating Results
Emdeon Business Services revenue was $191.5 million for the second quarter compared to $166.0 million in the prior year, an increase of 15.3%. The increase in Emdeon Business Services revenue was attributable to the acquisition of ViPS as well as growth across our paid claims communications services and patient statement services. Income before taxes, non-cash and other items was $40.4 million compared to $28.9 million in the prior year. Operating margins increased as a result of decreases in HIPAA related expenses and lower transaction related expenses.
Emdeon Practice Services revenue was $78.6 million for the second quarter compared to $71.8 million in the prior year, an increase of 9.5%. Income before taxes, non-cash and other items was $8.2 million compared to $1.8 million in the prior year. Operating margins increased from 2.5% in the prior year to 10.4% as a result of revenue mix and improvements in our delivery and service infrastructure.
WebMD Health revenue was $40.5 million for the second quarter compared to $31.9 million in the prior year, an increase of 27.0%, driven by continued growth in our online public and private portals. Income before taxes, non-cash and other items was $4.4 million compared to $7.6 million in the prior year. These results include approximately $3.6 million of charges primarily related to severance and recruiting expenses. The Company indicated in April that these items were not included in its guidance.
Porex revenue was $20.4 million for the second quarter compared to $20.7 million in the prior year, a decrease of 1.6%. Income before taxes, non-cash and other items was $6.1 million compared to $6.3 million in the prior year.
Financial Guidance
The Company reaffirmed its full year 2005 financial guidance for revenue, income before taxes, non-cash and other items, and for net income. Per share amounts have been adjusted to reflect an increase in the number of shares outstanding resulting primarily from the conversion of $215 million of the Company’s 3 1/4% convertible notes. As previously announced following the Company’s first quarter, consolidated revenue for 2005 is expected to be between $1.260 billion and $1.30 billion, an increase of approximately 10% to 12% over 2004. Income before taxes, non-cash and other items is expected to be between $182 million and $202 million, or $0.51 to $0.57 per share. Net income in 2005 is expected to be between $73 million and $85 million, or $0.21 to $0.24 per share.
This guidance takes into account the $3.6 million of items at WebMD Health referenced above, the impact of the conversion and redemption of our 3 1/4% convertible notes and the actual expenses incurred in the first six months of 2005 related to the ongoing Department of Justice investigation.
Specifically for the third quarter of 2005, the Company expects revenues to be approximately $325 million to $335 million and income before taxes, non-cash and other items to be approximately $0.13 to $0.14 per share, and net income to be approximately $0.06 to $0.07 per share.
The Company’s guidance assumes weighted average shares outstanding of 356 million during the year.

Analyst and Investor Conference Call
As previously announced, Emdeon will hold a conference call with investors and analysts to discuss these results at 4:45 pm (eastern) on August 4, 2005. The call can be accessed at www.webmd.com (in the About WebMD section). A replay of the audio webcast will be available at the same web address and after August 5, 2005 will also be available at www.emdeon.com (in the About Emdeon section).
ABOUT EMDEON
Emdeon (NASDAQ: HLTH) is a leading provider of business, technology and information solutions that transform both the financial and clinical aspects of healthcare delivery. At the core of Emdeon’s vision is the commitment to connect providers, payers, employers, physicians and consumers in order to simplify business processes, to provide actionable knowledge at the right time and place and to improve healthcare quality.
Emdeon Business Services provides revenue cycle management and clinical communication solutions that enable payers, providers and patients to improve healthcare business processes. Emdeon Practice Services provides physician practice management and electronic health record software and services that increase practice efficiency and enhance patient care. WebMD Health provides health information services for consumers, physicians, healthcare professionals, employers and health plans through our public and private online portals and health-focused publications. Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications.
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This announcement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.
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All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; the planned initial public offering of WebMD Health equity; the amount and timing of the benefits expected from strategic initiatives and acquisitions or from deployment of new or updated technologies, products, services or applications; the prospects for new applications of porous plastics and other porous media; and other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; operational difficulties relating to combining acquired companies and businesses; our ability to form and maintain mutually beneficial relationships with customers and strategic partners; customer relations and operations challenges resulting from the change in our corporate name and branding; changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, information technology and plastics industries, including matters relating to the Health Insurance Portability and Accountability Act of 1996 (HIPAA); and our ability to attract and retain qualified personnel. Further information about these matters can be found in our Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.
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This press release includes both financial measures in accordance with accounting principles generally accepted in the United States of America, or GAAP, as well as non-GAAP financial measures. The non-GAAP financial measures include: our income before taxes, non-cash and other items; and related per share amounts. We believes that those non-GAAP measures, and changes in those measures, are meaningful indicators of our company’s performance and provide additional information that our management finds useful in evaluating such performance and in planning for future periods. Accordingly, we believe that such additional information may be useful to investors. The non-GAAP financial measures should be viewed as supplemental to, and not as an alternative for, the GAAP financial measures. The tables attached to this press release contain historical GAAP financial measures and a reconciliation between historical GAAP and non-GAAP financial measures. We are filing a Current Report on Form 8-K today furnishing this press release as an exhibit. Exhibit 99.3 furnished with that Current Report includes a reconciliation of certain forward-looking non-GAAP information to GAAP financial information.
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WebMD®, WebMD Health®, Emdeon™, Emdeon Business Services™, Emdeon Practice Services™and POREX® are trademarks of WebMD Corporation or its subsidiaries.
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